EXHIBIT 10(xii)

THE CLOROX COMPANY

1996 STOCK INCENTIVE PLAN

Amended and Restated Effective

as of July 20, 2004

      1.  Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Definitions of capitalized terms used in the Plan are contained in the attached Glossary which is an integral part of the Plan.

      2.  Stock Subject to the Plan.

            (a)  Subject to the provisions of Section 9, below, the maximum aggregate number of Shares which may be issued pursuant to Awards shall be 25.5 million Shares. Notwithstanding the foregoing, (i) no more than twenty percent (20%) of the total number of Shares available for grant under the Plan may be issued as Restricted Stock, SARs, Dividend Equivalent Rights, Performance Shares or Performance Units and (ii) any Shares issued pursuant to awards under the Company's Executive Incentive Compensation Plan granted after the date of the Board's adoption of the Plan shall reduce on a Share for Share basis the number of Shares otherwise available under the Plan. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

            (b)  If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      3.  Administration of the Plan.

      (a)  Plan Administrator.

(i)  Administration with Respect to Employees who are Directors and Officers. With respect to grants of Awards to Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)  Administration with Respect to Other Employees and Consultants. With respect to grants of Awards to Employees and Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

(iii)  Administration with Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is composed solely of two or more Directors eligible under the Code to serve on a committee making Awards qualifying as Performance-Based Compensation.

(b)  Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)            to select the Employees and Consultants to whom Awards may from time to time be granted hereunder;

(ii)            to determine whether and to what extent Awards are granted hereunder;

(iii)            to determine the number of Shares to be covered by each Award granted hereunder;

(iv)            to approve forms of Award Agreement for use under the Plan;

(v)            to determine the terms and conditions of any Award granted hereunder;

(vi)            to amend the terms of any outstanding Award granted under the Plan, provided that no such amendment shall reduce the exercise price of outstanding Options, and provided further, that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

(vii)            to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(viii)            to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)  Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on the Grantees and any other holders of Awards intended by the Administrator to be affected thereby.

      4.  Eligibility.  Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees and Consultants of the Company and its subsidiaries who are residing in foreign jurisdictions as the Administrator in its sole discretion may determine from time to time. The Administrator may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

      5.  Terms and Conditions of Awards.

(a)  Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock.  Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b)  Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

(c)  Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. In the case of an Award (other than an Option or SAR) intended to qualify as Performance-Based Compensation, the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals, which shall consist of one or more of the following performance criteria: total shareholder return, stock price, cash value added, economic value added, operating margin, asset turnover, sales growth, asset growth, return on investment, earnings per share, return on equity, return on assets, return on capital, operating cash flow, cost of capital, net income, customer satisfaction, employee satisfaction, and personal management objectives. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and the regulations thereunder. Performance goals may differ for Awards granted to any one Grantee or to different Grantees. Achievement of performance goals in respect of Awards intended to qualify as Performance-Based Compensation shall be measured over a performance period specified in the Award of up to ten years, and the goals shall be established not later than 90 days after the beginning of the performance period applicable to the Award, or at such other date as may be required or permitted for Performance-Based Compensation. The Award may provide that partial achievement of the performance goal will result in a payment or vesting corresponding to the degree of achievement as specified in the Award. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with an Award intended to qualify as Performance-Based Compensation, but may not exercise discretion to increase the award.

(d)  Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts or Shares so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(e)  Award Exchange Program. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as established by the Administrator from time to time.  In no event may an award exchange program have the effect of reducing the exercise price of an outstanding Option.

(f)  Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(g)  Individual Option, SAR Limit. The maximum aggregate number of Shares with respect to which Options and SAR may be granted to any Employee in any fiscal year of the Company shall be two million (2,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 9, below. This Section 5(g) is intended to comply with the requirements for the award of Performance-Based Compensation applicable to stock options and stock appreciation rights and shall be construed in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder.

(h)  Individual Performance-Based Compensation Limit for Awards other than Options and SARs. The maximum value of any Award (other than an Option or SAR) granted to any Employee in any fiscal year of the Company and intended to qualify as Performance-Based Compensation shall be two million dollars ($2,000,000), calculated based upon the value of the Award assuming the performance goal was met on the date of the grant of the Award. This Section 5(h) is intended to comply with the requirements for the award of Performance-Based Compensation applicable to awards other than stock options and stock appreciation rights and shall be construed in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder.

(i)  Tranferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable to the extent provided in the Award Agreement.

(j)  Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee to whom an Award is so granted within a reasonable time after the date of such grant.

      6.  Award Exercise or Purchase Price, Consideration, and Taxes.

(a)  Exercise of Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)  In the case of an Incentive Stock Option:

(A)  granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)  granted to any Employee other than an Employee described in the preceding clause, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator, but in no event less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(iii)  In the case of any other Award, including Restricted Stock, such price, if any, as determined by the Administrator.

(b)  Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares under the Plan the following:

(i)            cash;

(ii)            check;

(iii)            delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator in its discretion determines as appropriate;

(iv)            surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v)            delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price and/or related withholding taxes; or

(vi)            any combination of the foregoing methods of payment.

(c)  Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of federal, state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold from Grantee an amount sufficient to satisfy such tax obligations.

      7.  Exercise of Award.

      (a)  Procedure for Exercise, Rights as a Stockholder.

(i)            Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement; provided that no Award may be exercisable prior to six (6) months from the date of grant.

(ii)            An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 9, below.

(b)  Exercise of Award Following Termination of Employment Relationhship.

(i)            An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

(ii)            Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award whichever occurs first.

(iii)            Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

(iv)            Notwithstanding the foregoing, in the event of termination of a Grantee's Continuous Service after attaining age fifty-five (55) with ten (10) or more years of Vesting Service, unless otherwise provided in the Award Agreement, each outstanding Award held by such Grantee shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights for all of the Shares at the time represented by such Award.

      8.  Conditions Upon Issuance of Shares.

(a)  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

      9.  Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the Administrator, and its determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

      10.  Corporate Transactions/Changes of Control/Subsidiary Dispositions.

(a)  In the event of a Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent.

(b)  In the event of a Change of Control (other than a Change of Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change of Control, for all of the Shares at the time represented by such Award. Each such Award shall remain so exercisable until the expiration or sooner termination of the applicable Award term.

(c)  The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Grantees who are at the time engaged primarily in Continuous Service with the subsidiary corporation involved in such Subsidiary Disposition. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Grantee's Continuous Service with that subsidiary corporation within a specified period following the effective date of the Subsidiary Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

(d)  The portion of any Incentive Stock Option accelerated under this Section 10 in connection with a Corporate Transaction, Change of Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

      11.  Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

      12.  Amendment, Suspension or Termination of the Plan.

(a)  The Board may at any time amend, suspend or terminate the Plan, provided that no amendment shall, without the approval of the stockholders of the Company, (i) increase the number of Shares available for Awards of Restricted Stock, SARs, Dividend Equivalent Rights, Performance Shares or Performance Units above the number specified under Section 2 of the Plan, (ii) extend the term of Awards beyond ten (10) years from the date of grant, (iii) reduce the minimum exercise price for Options below the price provided under Section 6 of the Plan, (iv) allow Awards to be exercisable prior to six (6) months from the date of grant or (v) extend the term of the Plan.  To the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)  No Award may be granted during any suspension or after termination of the Plan.

(c)  Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

      13.  Amendment to Prior Plans.  No Awards shall be granted under the Company's 1977 Stock Option and Restricted Stock Plans and 1987 Long Term Compensation Program on or after stockholder approval of the Plan.

      14.  Reservation of Shares.

(a)  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      15.  No Effect on Terms of Employment.  The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

      16.  Stockholder Approval.  Continuance of the Plan with respect to the grant of Incentive Stock Options and grants to Covered Employees shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted, and such stockholder approval shall be a condition to the right of a Covered Employee to receive Performance-Based Compensation hereunder. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

GLOSSARY OF DEFINED TERMS

Definitions. As used in the Plan, the following definitions shall apply:

            "Administrator" means the Board or any of the Committees appointed to administer the Plan.

            "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

            "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

            "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

            "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

            "Board" means the Board of Directors of the Company.

            "Business Combination" means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or entity, in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock and outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more (or, in the case of Henkel, more than the percentage limit of the Company's issued common stock agreed to in paragraph 4(a) of the June 18, 1981 agreement between the Company and Henkel, as amended), of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

            "Change of Control" means a change in ownership or control of the Company effected through either of the following transactions:

The acquisition by any Person of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of thirty percent (30%) or more (or, in the case of Henkel, more than the percentage limit of the Company's issued common stock agreed to in paragraph 4(a) of the June 18, 1981 agreement between the Company and Henkel, as amended) of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph, the following acquisitions shall not constitute a Change of Control: (W) any acquisition directly from the Company, (X) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person or by Henkel to more than the applicable percentage set forth above, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (Z) any acquisition pursuant to a Business Combination which complies with clauses (i), (ii) and (iii) of the definition of "Business Combination" above; or Directors constituting the Incumbent Board cease for any reason to constitute at least a majority of the Directors.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Committee" means any committee appointed by the Board to administer the Plan.

            "Common Stock" means the common stock of the Company, as adjusted in accordance with the provisions of Section 9.

            "Company" means The Clorox Company.

            "Consultant" means any person (other than an Employee) who is engaged by the Company or any Parent or Subsidiary of the Company to render consulting or advisory services to the Company or such Parent or Subsidiary.

            "Continuous Service" means that the provision of services to the Company, any Parent, or Subsidiary, in any capacity of Employee or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

            "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

            a Business Combination, or

            a complete liquidation or dissolution of the Company.

            "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code at the time of an Award under the Plan.

            "Director" means a member of the Board.

            "Disability" means disability as defined in subsection 4.1(a) of The Clorox Company Disability Plan for twelve (12) consecutive months.

            "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

            "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ National Market or the principal securities exchange on which the Common Stock is listed for trading, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

In the absence of an established market of the type described above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith, and such determination shall be conclusive and binding on all persons.

            "Grantee" means an Employee who receives an Award under the Plan.

            "Henkel" means Henkel KGaA and any person controlled by Henkel KGaA.

            "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            "Incumbent Board" means Directors who (i) are Directors as of the date of Board adoption of the Plan, (ii) were elected or nominated for election as Directors by at least a majority of the Directors described in clause (i) who were still in office at the time such election or nomination was approved by the Board, or (iii) have been nominated as a representative of Henkel KGaA pursuant to the agreement between Henkel KGaA and the Company dated July 16, 1986; provided that a person shall not be deemed an Incumbent Board member if his or her initial assumption of office as a Director was the result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or stockholder consents, by or on behalf of a Person other than the Board.

            "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

            "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            "Option" means a stock option granted pursuant to the Plan.

            "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

            "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, securities, or a combination of cash and securities as determined by the Administrator.

            "Performance Units" means awards which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, securities or a combination of cash and securities as determined by the Administrator.

            "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

            "Plan" means this 1996 Stock Incentive Plan.

            "Restricted" means an award of Shares under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

            "Rule 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

            "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation measured by appreciation in the value of Common Stock.

            "Share" means a share of the Common Stock.

            "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

            "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

            "Vesting Service" means vesting service as defined in The Clorox Company Pension Plan.

            "Voting Securities" means voting securities of the Company entitled to vote generally in the election of Directors.